Exhibit 99.5

June 11, 2021

ROX Financial LP, Series AMZL of ROX Financial LP and ROX AMZL Oakley CA LLC (“Reliance Parties”) 250 Greenwich Street New York, NY 10007

Re:	Letter of Reliance

A.L.T.A. / N.S.P.S Land Title Survey

Amazon Oakley, 6200 Bridgehead Road, Oakley, CA 94561 (“Subject Property”)

To Whom It May Concern:

On behalf of Carlson, Barbee & Gibson, Inc. (CBG), I am pleased to provide this Letter of Reliance to the above- referenced Reliance Parties regarding the above referenced Survey.

Upon receipt of this letter, signed below by an authorized representative of the Reliance Parties, CBG hereby agrees that the Reliance Parties are authorized to use and rely upon our Survey listed above for purposes of the acquisition and financing of the Subject Property, subject to the same Standard Terms and Conditions for Engagement and Scope of Work (the “Contract”) under which the Survey was completed. CBG’s liability and rights or remedies shall exist to the extent permitted under the Contract. Without limiting the generality of the foregoing, CBG shall not incur any liability nor shall the Reliance Parties have any rights or remedies greater than the maximum allowable limits set forth under the Contract. Additionally, reliance is subject to the same Conditions and Limitations listed in the Contract and the following additional limitations:

•

No additional assessment or due diligence activities were completed in conjunction with this letter. As such, CBG’s recommendations and findings for the Subject Property are original to the date of the Survey as noted above and have not been updated.

•	CBG makes no representation, express or implied, that the Subject Property on the date of this letter is the same as described in the Survey.
•	This Reliance letter, and any rights or liabilities created under the aforementioned Contract, may not be assigned by the Reliance Parties without the express written permission of CBG.

Carlson, Barbee & Gibson, Inc.
/s/ Jason D. Vogan, P.E.
By: Jason D. Vogan, P.E.
Its: Principal

Authorization and acceptance of terms:
ROX Financial LP, by ROX Financial
GP, LLC, its general partner

/s/ Anthony Moro	June 11, 2021
Signature	Date

Anthony Moro	President of ROX Financial GP LLC
Name	Title

Series AMZL of ROX Financial LP,
by ROX Financial GP, LLC, its general partner

/s/ Anthony Moro	June 11, 2021
Signature	Date

Anthony Moro	President of ROX Financial GP LLC
Name	Title

ROX AMZL Oakley CA LLC

/s/ Anthony Moro	June 11, 2021
Signature	Date

Anthony Moro	President of ROX Financial GP LLC
Name	Title

TITLE REPORT

LEGAL DESCRIPTION:

PARCEL A:

PARCEL B:

BASIS OF BEARINGS:

BENCHMARK:

AREA:

REFERENCES:

ASSESSOR'S PARCEL NUMBER:

FLOOD ZONE:

SITE

VICINITY MAP

EXCEPTIONS AND EXCLUSIONS:

EXCEPTIONS AND EXCLUSIONS (CONTINUED):

EXCEPTIONS AND EXCLUSIONS (CONTINUED):

EXCEPTIONS AND EXCLUSIONS (CONTINUED):

NOTES:

SURVEYOR'S STATEMENT:

PRELIMINARY

LOT 1 - SUBDIVISION 9513

CITY OF OAKLEY CONTRA COSTA COUNTY CALIFORNIA

DATE: NOVEMBER 6, 2020

cbg

CIVIL ENGINEERING - SURVEYING - PLANNING

1

PARCEL B LOGISTICS CENTER DRIVE
PARCEL B WILBUR AVENUE
STATE OF CALIFORNIA HIGHWAY 160
BRIDGEHEAD ROAD
PARCEL B WILBUR AVENUE
PARCEL A
LOT 1

BRIDGEHEAD ROAD

DETAIL A

DETAIL B

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LEGEND

CITY OF OAKLEY CONTRA COSTA COUNTY CALIFORNIA

SCALE: 1" = 60' DATE: NOVEMBER 6, 2025

cbg
CIVIL ENGINEERS • SURVEYORS • PLANNERS

SHEET NO. 2 OF 2 SHEETS

.P.S. LAND TITLE SURVEY LOT 1 - SUBDIVISION 9513 CITY OF OAKLEY SHEET NO. 22 LEGEND